Exhibit 99.1

               BAKER REPORTS PRELIMINARY REVENUE RESULTS FOR 2005

PITTSBURGH, April 3 /PRNewswire-FirstCall/ -- Michael Baker Corporation (the "Company") (Amex: BKR) today reported its preliminary and unaudited revenue results for the full year of 2005 compared to the actual and reported results, prior to any restatement, for 2004. The Company is providing these preliminary results in an effort to keep its shareholders informed about the performance of the Company while it works to complete the previously announced restatement of its consolidated financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004, and its related interim consolidated financial statements for each of the quarters of 2003 and 2004 and the first quarter of 2005. The Company previously disclosed in a news release and related Form 8-K dated January 31, 2006 that it would be restating these financial results and indicated the reasons for the restatement and delay in filing the required documents with the Securities and Exchange Commission. Additionally, the Company filed a Form 12B-25 with the Securities and Exchange Commission indicating it would need additional time to file its Form 10-K for the period ended December 31, 2005.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO)

For 2005, the Company's total contract revenues were approximately $575 million, which compares to total contract revenues of $551 million for 2004. Revenues in the Engineering business increased approximately seven percent from the year-ago period, while revenues in the Energy business were basically equal to 2004.

In November 2005, the company issued a news release with a September 30, 2005 year-to-date earnings range of $1.05 to $1.15 earnings per diluted common share. The company's full-year 2005 earnings results are currently in the review and audit process and are expected to be reported in late May or early June. As previously announced, the 2005 results will be adversely impacted by a number of factors, including various items related to the restatement and goodwill impairment and damage to assets owned by an unconsolidated subsidiary as a result of the hurricanes in the Gulf of Mexico of approximately three cents per diluted common share. Subsequent to the September 30, 2005 earnings range, the Company announced a legal settlement with A&L, Inc. which adversely affects earnings by approximately seven cents per diluted common share.

The Company had a cash balance of approximately $19 million at December 31, 2005, compared to $15 million on December 31, 2004.

The Company cautions that all of these results are preliminary and subject to change, possibly materially, following the completion and analysis of the year-to-date financial statements for 2005, and the restatement of the financial statements for the five years ended December 31, 2004. In addition, because the Company has not yet reported its results for the quarters ended June 30, 2005, or September 30, 2005, these periods remain open to the potential effect of subsequent events which may occur after the current date and before the Company reports its results for these periods. Finally, the Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in a year-end report on Form 10-K with respect to the Company's financial results.

Michael Baker Corporation (Amex: BKR) provides engineering and operations and maintenance services for its clients' most complex challenges worldwide. The firm's primary practice areas are aviation, environmental, facilities, geospatial information technologies, linear utilities, transportation, water/wastewater, and oil & gas. With more than 4,500 employees in over 40 offices across the United States and internationally, Baker is focused on providing services that span the complete life cycle of infrastructure and managed asset projects.

(The above information includes certain forward-looking statements concerning future operations and performance of the Company. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause the Company's actual results in future periods to be materially different from the performance suggested above. Factors that may cause such differences include, among others: increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in the Company's relationship and/or contracts with FEMA; changes in anticipated levels of government spending on infrastructure, including TEA-21; changes in loan relationships or sources of financing; changes in management; changes in information systems; and costs to comply with the requirements of the Sarbanes-Oxley Act of 2002; late SEC filings; and the possibility for restatement of financial results. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)

SOURCE  Michael Baker Corporation
    -0-                             04/03/2006
    /CONTACT: David Higie of Michael Baker Corporation, +1-412-269-6449/ /Photo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.mbakercorp.com/
    (BKR)